Exhibit 10.2

EXECUTION VERSION

ADMINISTRATION AGREEMENT

BETWEEN

FS INVESTMENT CORPORATION

AND

FS/KKR ADVISOR, LLC

This Administration Agreement (this “Agreement”) is made this 9th day of April, 2018, by and between FS INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and FS/KKR ADVISOR, LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Administrator (in such capacity, the “Adviser”) have entered into that investment advisory agreement (the “Investment Advisory Agreement”) whereby the Adviser will furnish investment advisory services (the “Investment Advisory Services”) on the terms and conditions set forth therein; and

WHEREAS, the Company desires to retain the Administrator to furnish administrative services (the “Administrative Services”) to the Company on the terms and conditions hereinafter set forth, and the Administrator wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Administrator.

(a)    Retention of Administrator. The Company hereby appoints the Administrator to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to the supervision, direction and control of the board of directors of the Company (the “Board”), the provisions of the Company’s articles of amendment and restatement (as may be amended from time to time, the “Articles”) and bylaws (as may be amended from time to time, the “Bylaws”), and applicable federal and state law.

(b)    Responsibilities of Administrator. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company, including providing general ledger accounting, fund accounting, legal services, investor relations and other administrative services. Without limiting the generality of the foregoing, the Administrator shall:

(i)    provide the Company with office facilities and equipment, and provide clerical, bookkeeping, accounting and recordkeeping services, legal services, and shall provide all such other administrative services as the Administrator shall from time to time determine to be necessary or appropriate to perform its obligations under this Agreement;

(ii)    on behalf of the Company, enter into agreements and/or conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, distribution reinvestment plan administrators, shareholder servicing agents, accountants, auditors, tax consultants, advisers and experts, investment advisers, compliance officers, escrow agents, attorneys, dealer managers, underwriters, brokers and dealers, investor custody and share transaction clearing platforms, marketing, sales and advertising materials contractors, public relations firms, investor communication agents, printers, insurers, banks, third-party pricing or valuation firms, and such other persons in any such other capacity deemed to be necessary or desirable by the Administrator and the Company;

(iii)    have the authority to enter into one or more sub-administration agreements (each, a “Sub-Administration Agreement”) with other service providers (each, a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of service providers in fulfilling its responsibilities hereunder. Any such Sub-Administration Agreements shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 1(e) and 2 below as if it were the Administrator. The Administrator and not the Company shall be responsible for any compensation payable to any Sub-Administrator;

(iv)    as may be requested, make reports to the Board of its performance of obligations hereunder;

(v)    furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Administrator reasonably shall determine to be desirable;

(vi)    assist the Company in the preparation of and maintaining the financial and other records that the Company is required to maintain and the preparation, printing and dissemination of reports that the Company is required to furnish to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”), any securities exchange or other regulatory authority;

(vii)    provide on the Company’s behalf managerial assistance to those portfolio companies to which the Company is required to provide such assistance to the extent such portfolio companies request such assistance;

(viii)    assist the Company in determining and publishing the Company’s net asset value, oversee the preparation and filing of the Company’s tax returns, and generally oversee and monitor the payment of the Company’s expenses; and

(ix)    oversee the performance of administrative and other professional services rendered to the Company by others.

(c)    Acceptance of Appointment. The Administrator hereby accepts such appointment and agrees during the term hereof to render the services described herein, subject to the reimbursement of costs and expenses provided for below, and subject to the limitations contained herein.

(d)    Independent Contractor Status. The Administrator, and any others with whom the Administrator subcontracts to provide the services set forth herein, shall, for all purposes herein provided, be deemed to be independent contractors and, except as expressly provided or authorized herein or by other written agreement of the Company and the Administrator, shall have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(e)    Record Retention. Subject to review by, and the overall control of, the Board, the Administrator shall maintain and keep all books, accounts and other records of the Company that relate to the Administrative Services performed by the Administrator hereunder as required under the Investment Company Act or the Advisers Act, as applicable. The Administrator shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Administrator agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 7, provided that the Administrator may retain a copy of such records. The Administrator further agrees that the records which it maintains for the Company will be preserved in the manner and for the periods prescribed by the Investment Company Act and the Advisers Act, as applicable, unless any such records are earlier surrendered as provided above.

2.	The Company’s Responsibilities and Expenses Payable by the Company.

The Company, either directly or through reimbursement to the Administrator, shall bear all costs and expenses of its operations and transactions not specifically assumed by the Adviser pursuant to the Investment Advisory Agreement, including (without limitation): organizational and offering expenses; corporate and organizational expenses relating to offerings of the Company’s stock; the cost of calculating the Company’s net asset value for each share class, as applicable, including the cost of any third-party pricing or valuation services; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; fees payable to third parties including, without limitation, agents, consultants or other advisors, relating to, or associated with, making investments, monitoring investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments; interest payments on the Company’s debt or related obligations; transfer agent and custodial fees; research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); fees and expenses associated with marketing efforts; federal and state registration or notification fees; federal, state and local taxes; fees and expenses of directors not also serving in an executive officer capacity for the Company or the Administrator; costs of proxy statements, stockholders’ reports, notices and other filings; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs such as printing, mailing, long distance telephone and staff costs; fees and expenses associated with accounting, corporate governance, independent audits and outside legal costs; costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended; all costs of registration and listing the Company’s common stock or other securities on any securities exchange; brokerage commissions for the Company’s investments; all other expenses incurred by the Administrator, any Sub-Administrator or the Company in connection with administering the Company’s business, including expenses incurred by the Administrator or any Sub-Administrator in performing the Administrative Services for the Company and administrative personnel paid by the Administrator or any Sub-Administrator, to the extent they are not controlling persons of the Administrator, any Sub-Administrator or any of their respective affiliates; and any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Articles or Bylaws.

3.	No Fee; Reimbursement of Expenses.

(a)    In full consideration for the provisions of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided, notwithstanding that the Company shall reimburse the Administrator no less than quarterly for all costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.

(b)    The Administrator shall allocate the cost of such services to the Company based on factors such as total assets, revenues, time allocations and/or other reasonable metrics consistent with past practice (but solely to the extent such past practice is not inconsistent with the policies of the Administrator).

4.	Other Activities of the Administrator.

The services provided by the Administrator to the Company are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director or trustee of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, interestholders, members, managers or otherwise, and that the Administrator and directors, officers, employees, partners, interestholders, members and managers of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

5.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Administrator or under the control or direction of the Administrator, even if paid by the Administrator.

6.	Indemnification.

The Administrator and any Sub-Administrator (and their officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons (as defined in the Investment Company Act) and any other person or entity affiliated with, or acting on behalf of, the Administrator or Sub-Administrator) (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under this Agreement or otherwise as the administrator of the Company, and the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Administration Agreement or otherwise as the administrator of the Company, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Articles, the laws of the State of Maryland, the Investment Company Act or other applicable law. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any Losses to the Company or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 6 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 6 to the fullest extent permitted by law.

7.	Duration and Termination of Agreement.

(a)    Term. This Agreement shall remain in effect with respect to the Company for two (2) years commencing on the date hereof, and thereafter shall continue automatically for successive annual periods until terminated in accordance herewith.

(b)    Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice to the other party. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)    Payments to and Duties of Administrator Upon Termination.

(i)    After the termination of this Agreement, the Administrator shall not be entitled to reimbursement for further services provided hereunder, except that it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all unpaid reimbursements due and payable to the Administrator prior to termination of this Agreement.

(ii)    The Administrator shall promptly upon termination:

(A)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)    deliver to the Board all assets and documents of the Company then in custody of the Administrator; and

(C)    cooperate with the Company to provide an orderly transition of the Administrative Services.

8.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9.	Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act.

10.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act, and any other then-current regulatory interpretations thereunder. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

11.	Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.	Third Party Beneficiaries.

Except for any Sub-Administrator (with respect to Section 6) and any Indemnified Party, such Sub-Administrator and Indemnified Party, each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

14.	Survival.

The provisions of Sections 6, 7(b), 7(c), 10, 13 and this Section 14 shall survive termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS INVESTMENT CORPORATION

By:	/s/ Stephen Sypherd
	Name:	Stephen Sypherd
	Title:	General Counsel and Secretary

FS/KKR ADVISOR, LLC

By:	/s/ Stephen Sypherd
	Name:	Stephen Sypherd
	Title:	General Counsel and Secretary

[Signature Page to Administration Agreement]